UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

On September 29, 2017, ten special purpose entities (each, a "Borrower") that own the ten properties noted below and are owned by Griffin Capital Essential Asset Operating Partnership, L.P., the operating partnership (the "Operating Partnership") of Griffin Capital Essential Asset REIT, Inc. (the "Registrant"), each entered into that certain loan agreement with Bank of America, N.A. (together with its successors and assigns, the "Lender") (the "Loan Agreement") and secured by various mortgages and evidenced by notes related thereto, pursuant to which the Lender provided such special purpose entities with a loan in the aggregate amount of $375,000,000 (the "Loan"). In addition, the Registrant entered into a nonrecourse carve-out guaranty agreement (the "Guaranty Agreement"). The Loan Agreement, the mortgages, the various notes, the Guaranty Agreement and the various other related documents are collectively referred to herein as the "Loan Documents." The information in this Item 1.01 description and Item 2.03 below is qualified in its entirety by reference to the terms of the Loan Documents, which are attached as Exhibits 10.1 to 10.4 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Bank of America Loan

The Registrant, through the special purpose entities, utilized approximately $294.1 million of the funds provided by the Loan to pay down a portion of the Registrant's credit facility with KeyBank National Association ("KeyBank") and other lenders (the "Credit Facility"). In connection with this pay down of the Credit Facility, KeyBank released eight of the Borrowers from their obligations as guarantors under the Credit Facility. The Loan is secured by cross-collateralized and cross-defaulted first mortgage liens on the properties (or in the case of one property, on the Borrower’s leasehold interest in the property) with the following tenants: ACE Hardware Corporation; Christus Health; Comcast of Washington; Connecticut General; General Electric Company; NEC Corporation of America; Restoration Hardware, Inc.; State Farm Mutual Automobile Insurance Co.; T-Mobile West LLC; and Wells Fargo Bank, National Association (each, a "Secured Property"). The documents related to the first mortgage liens are substantially similar with respect to each Secured Property. In addition, the documents related to the promissory notes are substantially similar with respect to each note. Due to these similarities, an example of the execution versions of the first mortgage liens and the promissory notes are attached as Exhibits 10.3 through 10.4 hereto.

In addition to their first mortgage lien, the Lender also has a security interest in all other property relating to the ownership, use, maintenance or operation of the improvements on each Secured Property and all rents, profits and revenues from each Secured Property.

The Registrant paid processing fees, as well as certain other closing costs, including legal fees, of approximately $3.0 million in connection with the Loan.

A portion of the Loan in the amount of approximately $77.3 million is being held in an interest-bearing escrow account with the Lender until such time as certain conditions are satisfied, including the execution by the Dunwoody Development Authority (“Authority”) of certain documents relating to the State Farm property, as more fully set forth in the Loan Agreement.  It is Borrower’s understanding that the Authority is scheduled to meet in mid-October to approve and execute certain documents which, together with satisfaction of such other conditions, will result in the release of the funds held in reserve.  The Authority is a party to certain bond arrangements regarding the State Farm property in connection with a tax benefit to the applicable Borrower.  All rights of such Borrower in and to all documents in connection with the bond arrangements have been collaterally assigned to Lender as security for the Loan.

The Loan has a term of 10 years, maturing on October 1, 2027. The Loan bears interest at a rate of 3.77%. The Loan requires monthly payments of interest only. Commencing September 1, 2019, the Loan may be prepaid but only if such prepayment is made in full (except in certain circumstances as detailed in the Loan Agreement), subject to certain conditions set forth in the Loan Agreement, including 30 days' prior notice to the Lender and payment of a prepayment premium in addition to all unpaid principal and accrued interest to the date of such prepayment. Commencing on April 1, 2027, the Loan may be prepaid in whole or in part, subject to satisfaction of certain conditions, including 30 days' prior notice to the Lender, without payment of any prepayment premium.

The Loan Documents related to the Loan contain a number of customary representations, warranties, covenants, and indemnities. In addition, pursuant to the Guaranty Agreement attached as Exhibit 10.2 hereto, the Registrant, as the guarantor of the Loan, must maintain a minimum net worth of $250.0 million.

Pursuant to certain assignment and assumption agreements, the Lender assigned certain of its interests in various notes to UBS AG and KeyBank (representing approximately 35% and 10% of the aggregate Loan amount, respectively) immediately following the closing of the Loan.

The Borrowers have the right to substitute Secured Properties with replacement properties, subject to certain conditions set forth in the Loan Agreement; provided that the aggregated allocated Loan amounts for all outgoing Secured Properties does not exceed 22.5% of the original Loan amount. In addition, provided certain conditions set forth in the Loan Agreement are met, the Borrowers have the right to request that a property be released from the Loan. In addition, the Loan may be assumed with the consent of Lender in connection with the sale of the Borrower’s interest or the a conveyance of the underlying ownership interest, such consent not to be unreasonably withheld.

Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits.

10.1 Loan Agreement with Bank of America, N.A. dated September 29, 2017
10.2 Guaranty Agreement, dated September 29, 2017
10.3 Promissory Note A-1-1
10.4 Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Filing for ACE Hardware Corporation Property
10.5 Schedule of Omitted Documents

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: October 5, 2017	By:	/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer and Treasurer